UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2015

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On August 3, 2015, LendingTree, Inc. (the “Registrant”) announced financial results for the quarter ended June 30, 2015.  A copy of the related press release is furnished as Exhibit 99.1.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2015, our board of directors appointed Saras Sarasvathy, MSIA, Ph.D. to serve as an independent member of our board of directors.

Dr. Sarasvathy is the Isidore Horween Research Professor of Business Administration at the Darden School of Business, University of Virginia and the Jamuna Raghavan Chair Professor in Entrepreneurship, Indian Institute of Management, Bangalore.

There were no arrangements or understandings between Dr. Sarasvathy and any other person pursuant to which Dr. Sarasvathy was selected as a director.

Dr. Sarasvathy will serve on the compensation committee of the board of directors. In consideration of her service on our board and the compensation committee, Dr. Sarasvathy will be compensated in accordance with the compensation plan for non-employee directors previously approved by our board of directors.

Item 9.01.  Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release, dated August 3, 2015, with respect to the Registrant’s financial results for the quarter ended June 30, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2015

LENDINGTREE, INC.

	By:	/s/ Gabriel Dalporto
Gabriel Dalporto
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 3, 2015, with respect to the Registrant’s financial results for the quarter ended June 30, 2015.